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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated October 5, 1998, on our audits of the consolidated financial statements of Edison Schools Inc. and Subsidiaries as of June 30, 1997 and 1998 and for the years ended June 30, 1996, 1997 and 1998. We also consent to the reference to our firm under the caption "Experts".


                                                    PricewaterhouseCoopers LLP





New York, New York
July 30, 1999